Exhibit 1
Qualmark Corporation

Investor Rights Agreement

December 21, 2007

Qualmark Corporation
Investor Rights Agreement
     This Investor Rights Agreement (the “Agreement”) is entered into as of the 21st day of December 2007 by and among QualMark Corporation, a Colorado corporation (the “Company”) and the investors listed on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).
Recitals
     Whereas, the Investors are the purchasers of shares of the Company’s Common Stock, no par value, (the “Shares”) pursuant to that certain Stock and Warrant Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);
     Whereas, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement by the Company and the Investors; and
     Whereas, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration rights, information rights and other rights to the Investors as set forth below.
Agreement
     Now, Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:
1. GENERAL.
     1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:
          (a) “Affiliate” means, with respect to an Investor, an “affiliate,” as defined in Rule 405 of Regulation C of the Securities Act, of such Investor.
          (b) “Charter” means the Company’s Articles of Incorporation, as such may be amended from time to time.
          (c) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (d) “Form SB-2” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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          (e) “Holder” means any person owning of record Common Stock of the Company.
          (f) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
          (g) “Registration Expenses” shall mean all expenses other than Selling Expenses incurred by the Company in complying with Sections 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).
          (h) “SEC” means the United States Securities and Exchange Commission.
          (i) “Securities Act” shall mean the Securities Act of 1933, as amended.
          (j) “Selling Expenses” shall mean all transfer taxes, underwriting discounts and selling commissions applicable to the sale.
          (k) “Shares” shall mean the Company’s Common Stock held by the Investors and their permitted assigns.
          (l) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction.
2. REGISTRATION.
     2.1 Restrictions on Transfer.
          (a) Each certificate representing Shares shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

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THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
          (b) The Company shall be obligated to reissue promptly unlegended certificates at the request of an Investor thereof if the Investor shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.
          (c) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.
     2.2 Demand Registration.
          (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Investors that the Company file a registration statement under the Securities Act covering the registration of the Shares, then the Company shall, as soon as reasonably possible, file a Form SB-2 with the SEC registering the Shares.
          (b) The Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.2:
               (i) if Form SB-2 is not available for such offering by the Investors;
               (ii) if the Investors propose to sell Shares and such other securities (if any) at an aggregate price to the public of less than $50,000;
               (iii) if within thirty (30) days of receipt of a written request from Investors pursuant to this Section 2.2, the Company gives notice to Investors of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;
               (iv) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of, any other registration statement filed by the Company in regard to the Shares;
               (v) if the Company shall furnish to the Investors a certificate signed by the Chairman of the Board of Directors of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form SB-2 registration to be effected at such time, in which event the

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Company shall have the right to defer the filing of the Form SB-2 registration statement for a period of not more than ninety (90) days after receipt of the request of the Investors under this Section 2.2; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;
               (vi) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form SB-2 for the Investors pursuant to this Section 2.2 and such registrations have been declared or ordered effective; or
               (vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
          (c) Subject to the foregoing, the Company shall file a Form SB-2 registration statement covering the Shares as soon as practicable after receipt of the requests of the Investors.
          (d) The Company shall use its best efforts to cause a Registration Statement on Form SB-2 relating to the resale of the Shares to be deemed effective within one hundred eighty (180) days from the date of this Agreement.
     2.3 Piggyback Registrations. The Company shall notify Investors in writing at least twenty (20) business days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, without limitation, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford the Investors an opportunity to include in such registration statement all or part of the Shares. If Investors desire to include in any such registration statement all or any part of the Shares, within fifteen (15) business days after the above-described notice from the Company, they will so notify the Company in writing. Such notice shall state the intended method of disposition of the Shares. If Investors decide not to include all of its Shares in any registration statement thereafter filed by the Company, Investors shall nevertheless continue to have the right to include any Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
          (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Investors. In such event, the right of the Investors to be included in a registration pursuant to this Section 2.3 shall be conditioned upon the Investors’ participation in such underwriting and the inclusion of the Shares in the underwriting to the extent provided herein. The Investors, if they propose to distribute the Shares through such underwriting, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Investors; and third, to any stockholder of the Company (other than Investors) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the Investors included in the registration below thirty percent (30%)

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of the total amount of securities included in such registration, unless such offering does not include shares of any other selling stockholders, in which event any or all of the Shares may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Investors without the written consent of Investors. If Investors disapprove of the terms of any such underwriting, Investors may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.
          (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not Investors have elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.
     2.4 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.2 or 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered, including the Investors, pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2, the request of which has been subsequently withdrawn by the Investors unless the withdrawal is based upon material adverse information concerning the Company of which the Investors was not aware at the time of such request.
     2.5 Obligations of the Company. Whenever required to effect the registration of any Shares, the Company shall, as expeditiously as reasonably possible:
          (a) Prepare and file with the SEC a registration statement with respect to such Shares and use all commercially reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Investors, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Investors have completed the distribution related thereto; provided, however, that such thirty (30)-day period shall be extended for a period of time equal to the period the Investors refrain from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company. Notwithstanding the foregoing, at any time, upon written notice to the Investors and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Investors hereby agree not to offer or sell any Shares pursuant to such registration statement during the Suspension Period) if the Company’s Board of Directors, upon the written advice of counsel, reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. In the event that the Company shall exercise its right to delay

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or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period (and any extension of the Suspension Period pursuant to the following sentence). Upon advance notice to Investors, the Company may extend the Suspension Period for one additional consecutive period not to exceed sixty (60) days, if prior any such extension, the Company has solicited and received written consent to such extension from the Investors, which consent shall not be unreasonably withheld. If so directed by the Company, Investors shall use commercially reasonable best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in Investors’ possession, of the prospectus relating to such Shares current at the time of receipt of such notice. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form SB-2 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.
          (c) Furnish to the Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Shares owned by Investors.
          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions except as may be required by the Securities Act.
          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Investors shall also enter into and perform their obligations under such an agreement.
          (f) Notify Investors at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. As promptly as practicable thereafter, the Company will prepare and file with the SEC, and furnish without charge to the Investors and managing underwriter(s), if any, an amendment or supplement to such registration statement or prospectus in order to cause such registration statement or prospectus not to include any untrue statement of a material fact or omit to state a

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material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and will furnish such copies thereof as the Investors or any underwriters may reasonably request.
          (g) Use its reasonable efforts to furnish, on the date that such Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.
          (h) Cause all such Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed or to be included for trading on any inter-dealer quotation system on which similar securities issued by the Company are then included.
          (i) Provide a transfer agent and registrar for all Shares registered pursuant hereunder and a CUSIP number for all such Shares, in each case not later than the effective date of such registration.
     2.6 Delay of Registration; Furnishing Information.
          (a) The Investors shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2 or 2.3 that the Investors shall furnish to the Company such information regarding itself, the Shares and the intended method of disposition of such securities as shall reasonably be required to effect the registration of the Share
     2.7 Indemnification. In the event any Shares are included in a registration statement under Sections 2.2 or 2.3:
          (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investors, the partners, members, officers and directors of the Investors, any underwriter (as defined in the Securities Act) for Investors and each person, if any, who controls the Investors or underwriter within the meaning of the Securities Act or the Exchange Act, against any expenses, losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated

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therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse the Investors, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Investor, partner, member, officer, director, underwriter or controlling person of the Investor.
          (b) To the extent permitted by law, the Investors will, if the Shares are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, an “Investor Violation”), in each case to the extent (and only to the extent) that such Investor Violation occurs in reliance upon and in conformity with written information furnished by Investors under an instrument duly executed by Investors and stated to be specifically for use in connection with such registration; and Investors will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such an Investor Violation; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investors, which consent shall not be unreasonably withheld or delayed; provided further, that in no event shall any indemnity under this Section 2.7 exceed the net proceeds from the offering received by such Holder.

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          (c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.
          (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Investor Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder less any amounts paid pursuant to Section 2.7(b) above.
          (e) The obligations of the Company and the Investors under this Section 2.7 shall survive completion of any offering of Shares in a registration statement and the termination of this Agreement. The indemnifying party, in the defense of any such claim or litigation, shall not, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
     2.8 Assignment of Registration Rights. The rights to cause the Company to register the Shares pursuant to this Section 2 may be assigned by Investors to their owners or former owners in accordance with ownership interests or to an entity affiliated by common control (or other related entity or fund) with Investors; provided, however, (i) the Investors shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of

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such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.
     2.9 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this Section 2.9 shall be binding upon Investors and the Company.
     2.10 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Investors hereunder, other than the right to a Special Registration Statement.
     2.11 Agreement to Furnish Information. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Investors shall provide, within ten (10) days of such request, such non-confidential information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act (other than a Special Registration Statement). Investors agree that any transferee of any shares of Shares shall agree to be bound by Sections 2.11.
     2.12 Rule 144 Reporting. With a view to making available to the Investors the benefits of certain rules and regulations of the SEC that may permit the sale of the Shares to the public without registration, or pursuant to a registration on Form SB-2, the Company agrees to use its best efforts to:
          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times;
          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
          (c) So long as Investors own any Shares, furnish to Investors forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company filed with the SEC; and such other reports and documents as Investors may reasonably request in connection with availing themselves of any rule or regulation of the SEC allowing it to sell any such securities without registration.
3. COVENANTS OF THE COMPANY.
     3.1 Basic Financial Information and Reporting.

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          (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.
          (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish Investors a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.
     3.2 Inspection Rights. Investors shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.
     3.3 Confidentiality of Records. Investors agree to use the same degree of care as Investors use to protect their own confidential information to keep confidential any information furnished to them that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that Investors may disclose such proprietary or confidential information (i) to any partner, manager (in the event of a limited liability company), subsidiary or parent of the Investors for the purpose of evaluating their investment in the Company as long as such partner, manager, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3; (ii) at such time as it enters the public domain through no act of the Investors; (iii) that is communicated to it free of any obligation of confidentiality; or (iv) that is developed by the Investors or their agents independently of and without reference to any confidential information communicated by the Company.
4. MISCELLANEOUS.
     4.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado in all respects as such laws are applied to agreements among Colorado residents entered into and performed entirely within Colorado. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Denver, Colorado.

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     4.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.
     4.3 Entire Agreement. This Agreement, the exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Except as set forth in the Purchase Agreement and the other documents delivered pursuant thereto, each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.
     4.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
     4.5 Amendment and Waiver.
          (a) Except as otherwise expressly provided, this Agreement may be amended or modified, either prospectively or retrospectively and either in general or with respect to any particular matter, only upon the written consent of the Company and the Investors. Any such amendment shall be binding on all parties hereto.
          (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Investors under this Agreement may be waived, either prospectively or retrospectively and either in general or with respect to any particular matter, only with the written consent of the Investors. Any such waiver shall be binding on all parties hereto.
     4.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Subject to the terms of Section 4.5 above, it is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

12.

All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
     4.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.
     4.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
     4.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
     4.10 Counterparts. This Agreement may be executed and delivered (including by fax or electronic transmission) in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     4.11 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.
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13.

     In Witness Whereof, the parties hereto have executed this Investor rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

Qualmark Corporation	THE ROSER PARTNERSHIP III, SBIC, LP

By:

By:

Address:	Name: Christopher Roser
Title: Manager of its General Partner

Christopher Roser
INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

EXHIBIT A

	NUMBER OF	NUMBER OF	PURCHASE
NAME AND ADDRESS	SHARES	WARRANTS	PRICE
Christopher Roser 1105 Spruce Street Boulder, Co 80302	130,208	130,208	$100,000
The Roser Partnership III, SBIC, LP
1105 Spruce Street Boulder, Co 80302	651,042	651,042	$500,000
Total	781,250	781,250	$600,000
Exhibit A to Investor Rights Agreement